ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

Exhibit 99.1
NEWS RELEASE

Abraxas Reports $100 Million in Revenue for 2008

SAN ANTONIO (February 17, 2009) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three and twelve months ended December 31, 2008 and provided an operational update.

Herein, we refer to Abraxas Petroleum Corporation and its subsidiaries as “Abraxas Petroleum” or “AXAS” and Abraxas Energy Partners, L.P. and its subsidiaries as “Abraxas Energy”, “AXLP” or the “Partnership.”

On a stand-alone basis for Abraxas Petroleum (which exclude the results of Abraxas Energy), the twelve months ended December 31, 2008 resulted in:
•	Production of 237 MBoe (649 Boepd);
•	Revenue of $16.9 million ($25.8 million including cash distributions);
•	EBITDA(a) of $8.7 million ($17.6 million including cash distributions);
•	Cash flow(a) of $8.6 million ($17.5 million including cash distributions);
•	Net loss of $22.6 million, or $0.46 per share ($13.7 million including cash distributions, or $0.28 per share); and
•	Adjusted net income(a) of $4.0 million, or $0.08 per share ($12.8 million including cash distributions, or $0.26 per share), excluding certain non-cash items.

On a stand-alone basis for the year ended December 31, 2008, adjusted net income, excluding certain non-cash items, excludes the loss attributable to the ceiling-test impairment of $19.1 million and the loss on sale of assets to the Partnership of $7.4 million.

Comparing Abraxas Petroleum’s 2008 results on a stand-alone basis to the last seven months of 2007 after the Partnership was formed, daily production for 2008 was 11% higher than 2007 and revenue, EBITDA and cash flow were 49%, 134% and 23% higher than 2007 on an annualized basis, respectively.

For financial reporting purposes, results are consolidated and include Abraxas Petroleum and Abraxas Energy.  Abraxas Petroleum owns 47% of the Partnership and records minority interest for the portion that it does not own.  On a consolidated basis, the twelve months ended December 31, 2008 resulted in:
•	Production of 1,607 MBoe (4,391 Boepd), a 43% increase over 2007;
•	Revenue of $100.3 million, a 108% increase over 2007;
•	EBITDA(a) of $57.6 million, a 76% increase over 2007;
•	Cash flow(a) of $47.8 million, a 92% increase over 2007;
•	Net loss of $52.4 million, or $1.07 per share; and
•	Adjusted net income(a) of $42.8 million, or $0.87 per share, excluding certain non-cash items.

(a)	See reconciliation of non-GAAP financial measures below.

18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788    Fax: 210.918.6675

On a consolidated basis, adjusted net income, excluding certain non-cash items, for the year ended December 31, 2008 was $42.8 million, or $0.87 per share, compared to adjusted net income, excluding certain non-cash items, of $3.6 million or $0.08 per share during 2007.  For the year ended December 31, 2008, adjusted net income, excluding certain non-cash items, excludes unrealized gains on derivative contracts of $37.9 million, the loss attributable to the ceiling-test impairment of $116.4 million, the loss attributable to the minority interest that exceeded the minority interest equity capital in the Partnership of $9.3 million and the loss on sale of assets to the Partnership of $7.4 million.  For the year ended December 31, 2007, adjusted net income, excluding certain non-cash items, excludes unrealized losses on derivative contracts of $6.3 million and the gain on sale of assets to the Partnership of $59.4 million.

Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and attributable to the hedging activity of the Partnership and do not impact Abraxas Petroleum on a stand-alone basis.  These unrealized gains or losses on derivative contracts are non-cash items and may fluctuate drastically period to period.  Commodity prices declined dramatically during the fourth quarter of 2008.  As a result, the mark-to-market valuation of the Partnership’s commodity derivative contracts increased approximately $60 million during the fourth quarter and on December 31, 2008, the mark-to-market valuation was $39.2 million.

Abraxas records the costs to explore, exploit and develop its oil and gas properties using the full-cost method of accounting and all amounts are included in its “full-cost pool”.  The ceiling-test impairment of $116.4 million is a direct result of low commodity prices at December 31, 2008 which are used to calculate the PV10, or present value, discounted 10%, of Abraxas’ proved reserves.  In accordance with accounting principles generally accepted in the United States of America (GAAP), if the PV10 is lower than the full-cost pool, the difference must be recorded as an impairment which results in a non-cash charge to earnings and thus, a reduction in shareholder’s equity.  As previously announced, in December 2008, the Securities and Exchange Commission (“SEC”) issued new regulations for oil and gas reserve reporting which go into effect for the calendar year 2009.  One of the key elements of the new regulations relate to the commodity prices which are used to calculate reserves and PV10.  The new regulations require using an average price based upon the prior 12-month period rather than the current regulations which utilize commodity prices on the last day of the year.  If the new regulations had been in effect at year-end 2008, Abraxas would not have recorded a ceiling-test impairment.  Prior to the new regulations taking effect at year-end 2009, if commodity prices continue to decline during 2009, Abraxas may be subject to further ceiling-test impairments in 2009.

Cash Distribution from Affiliate
Abraxas Energy Partners, L.P., the master limited partnership formed by Abraxas Petroleum in May 2007, declared a cash distribution of $0.375 per unit for the fourth quarter of 2008.  The distribution was made on February 13, 2008 to unitholders of record at the close of business on February 6, 2008.  Abraxas Petroleum owns approximately 47% of the outstanding units and received $2.0 million in cash distributions from its ownership interest in Abraxas Energy for the fourth quarter of 2008.  For 2008, Abraxas Petroleum received a total of $8.9 million in cash distributions from its ownership interest in Abraxas Energy.

Operational Update
South Texas:
•
In DeWitt County, the Nordheim #2H, a horizontal Edwards well which came on-line at 6 MMcfpd naturally from the first section of the lateral was choked back to 3 MMcfpd due to low commodity prices and to monitor pressures and production data.  This well has not been stimulated and an additional six sections of lateral remain behind pipe.  Abraxas Petroleum owns a 75% working interest in this well.

West Texas:
•
In Coke County, the Millican Reef #2A was drilled to a total depth of 6,700’, completed in the Strawn formation, and placed on production at commercial rates.  This well will be stimulated when commodity prices increase or service costs come down.  Abraxas Petroleum owns a 92% working interest in this well.

Wyoming:
•
In Brooks Draw, the Turner sandstone tested commercial rates of oil and gas before being shut-in for construction of surface production facilities.  The Lakeside #1H was drilled to a total measured depth of approximately 12,500’, including a 3,800’ lateral in the Turner sandstone, and successfully completed with a seven stage fracture stimulation.  It is anticipated that construction of the surface facilities will be completed within ten days, after which production testing will commence.  Abraxas Petroleum owns a 100% working interest in this well.

Drilling and re-completion activity continues on a number of non-operated wells principally located in the Rocky Mountain and Mid-Continent regions of the U.S.  On average, Abraxas Energy owns a relatively small working interest in these wells.

“2008 can be summarized as a year of extreme volatility, especially with respect to commodity prices and the collapse of the capital markets.  Oil prices started the year at $100 per barrel before climbing to $145 in July, then falling precipitously to $44 per barrel by the end of December, a 70% decline in less than six months.  For Abraxas, 2008 was a great year - we generated $100 million in revenue and drilled or participated in 50 new wells, with a 100% success rate.  A number of these wells were placed on-line during the fourth quarter; therefore, the first quarter of 2009 should reflect the full impact from these wells.  In addition, we expect the Lakeside #1H to be on production later this month.  2009 (or at least the first half) will be about planning as we continue to prioritize our project inventory based on our assumptions about future commodity prices and service costs.  We remain committed to our long-term business strategy and are very pleased to have no debt (on a stand-alone basis, excluding the mortgage on our office building) and a large inventory of projects to choose from.  As promised, we continue to provide a transparent presentation of our financial and operating results detailing the results of the consolidated entity as well as on a stand-alone basis for both Abraxas Petroleum and Abraxas Energy – please read “Basis of Presentation” for a detailed explanation,” commented Bob Watson, Abraxas’ President and CEO.

Conference Call
Abraxas invites you to participate in a conference call on Thursday, February 19, 2009, at 10:00 a.m. CT (11:00 a.m. ET) to discuss the contents of this release and respond to questions.  Please dial 1.888.679.8040, passcode 76561186, 10 minutes before the scheduled start time, if you would like to participate in the call.  The conference call will also be webcast live on the Internet and can be accessed directly on the Company’s website at www.abraxaspetroleum.com under Investor Relations.  In addition to the audio webcast replay, a podcast and transcript of the conference call will be posted on the Investor Relations section of the Company’s website approximately 24 hours after the conclusion of the call, and will be accessible for at least 60 days.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations principally in Texas, the Mid-Continent and the Rocky Mountains.  Abraxas Petroleum Corporation also owns a 47% interest in an upstream master limited partnership, Abraxas Energy Partners, L.P., which entitles Abraxas Petroleum Corporation to receive its proportionate share of cash distributions made by the Partnership.

Safe Harbor for forward-looking statements:  Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release.  Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for natural gas and crude oil.  In addition, Abraxas’ future natural gas and crude oil production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves.  Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control.  In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/Vice President - Corporate Development
Telephone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION
BASIS OF PRESENTATION

For financial reporting purposes, accounting principles generally accepted in the United States of America (GAAP) require Abraxas Petroleum to consolidate (and incorporate) the financial results of Abraxas Energy and its subsidiaries into Abraxas Petroleum’s financial results because Abraxas Petroleum owns a significant percentage of the Partnership and controls its general partner.  While this presentation may be proper under GAAP, it can be confusing to the investment community.  As a result, all operating and financial results are presented herein on a consolidated basis and on a stand-alone basis for the current period.  The stand-alone results include AXAS without AXLP, which reflect operating and financial results of Abraxas Petroleum and its subsidiaries on a stand-alone basis and AXLP, which reflect operating and financial results of Abraxas Energy and its subsidiaries on a stand-alone basis.  The consolidating entries column reflects adjustments to the stand-alone presentations in the consolidation treatment under GAAP.

Abraxas Energy has approximately 85% of its projected oil and gas production from its net proved developed producing reserves hedged with NYMEX-based fixed priced swaps through December 2011 at volume weighted average prices of $84.23 per barrel of oil and $8.27 per Mcf of gas.  As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended and interpreted, and require Abraxas Energy to either record an unrealized gain or loss based on the calculated value difference from the previous period end valuation.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

FINANCIAL HIGHLIGHTS

(In thousands except per share data):	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Financial Results:
Revenues	$14,471	$12,070	$100,310	$48,309
EBITDA(a)	9,983	7,430	57,569	32,737
Cash flow(a)	7,502	6,889	47,831	24,880
Net income (loss)	(56,479)	(2,793)	(52,403)	56,702
Net income (loss) per share – basic	$(1.15)	$(0.06)	$(1.07)	$1.22
Adjusted net income, excluding certain non-cash items(a)	21,996	5,897	42,822	3,551
Adjusted net income, excluding certain non-cash items(a), per share – basic	$0.45	$0.12	$0.87	$0.08
Weighted average shares outstanding – basic	49,161	48,804	49,005	46,337

Production:
Crude oil per day (Bopd)	1,593	539	1,502	540
Natural gas per day (Mcfpd)	16,063	13,407	17,330	15,254
Crude oil equivalent per day (Boepd)	4,270	2,774	4,391	3,082
Crude oil equivalent (MBoe)	393	255	1,607	1,125

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$67.36	$77.93	$81.35	$65.30
Natural gas ($ per Mcf)	5.85	6.78	7.11	6.46
Crude oil equivalent ($ per Boe)	47.11	47.94	55.89	43.41

Expenses:
Lease operating ($ per Boe)	$12.62	$6.41	$10.91	$6.60
Production taxes (% of oil and gas revenue)	12.6%	6.8%	9.2%	8.2%
General and administrative, excluding stock-based compensation ($ per Boe)	4.02	9.61	3.56	4.84
Cash interest ($ per Boe)	6.32	2.12	6.06	6.99
Depreciation, depletion and amortization ($ per Boe)	16.39	13.42	14.53	12.71

(a)	See reconciliation of non-GAAP financial measures below.

BALANCE SHEET DATA

(In thousands)	December 31, 2008	December 31, 2007

Cash	$1,924	$18,936
Working capital (a)	(5,698)	13,844
Property and equipment – net	160,308	117,027
Total assets	211,839	147,119

Long-term debt	130,835	45,900
Stockholders’ equity	4,658	55,847
Common shares outstanding	49,622	49,021

(a)
Excludes current maturities of long-term debt, including $40.0 million of debt outstanding under the Partnership’s Subordinated Credit Facility due July 1, 2009, and current derivative assets and liabilities.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATING

FINANCIAL HIGHLIGHTS

(In thousands except per share data):	Three Months Ended December 31, 2008
	AXAS without AXLP	AXLP	Consolidating Entries		Consolidated
Financial Results:
Revenues	$2,673	$11,798	$—		$14,471
EBITDA(a)	378	9,605	—		9,983
Cash flow(a)	297	7,205	—		7,502
Net income (loss)	(27,507)	(41,516)	12,544	(b)	(56,479)
Net loss per share – basic					(1.15)
Adjusted net income (loss), excluding certain non-cash items(a)	(976)	995	21,977	(c)	21,996
Adjusted net income, excluding certain non-cash items(a), per share – basic					0.45
Weighted average shares outstanding – basic					49,161

Production:
Crude oil per day (Bopd)	311	1,282	—		1,593
Natural gas per day (Mcfpd)	2,137	13,926	—		16,063
Crude oil equivalent per day (Boepd)	667	3,603	—		4,270
Crude oil equivalent (MBoe)	61	332	—		393

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$50.98	$71.33	$—		$67.36
Natural gas ($ per Mcf)	4.95	5.98	—		5.85
Crude oil equivalent ($ per Boe)	39.60	48.50	—		47.11

Expenses:
Lease operating ($ per Boe)	$14.11	$12.34	$—		$12.62
Production taxes (% of oil and gas revenue)	12.1%	12.7%	—		12.6%
General and administrative, excluding stock-based compensation ($ per Boe)	15.02	1.99	—		4.02
Cash interest ($ per Boe)	1.33	7.24	—		6.32
Depreciation, depletion and amortization ($ per Boe)	16.49	16.68	—		16.39

(a)	See reconciliation of non-GAAP financial measures below.
(b)	Minority interest (53% of the Partnership’s net income for the period).
(c)	Minority interest (53% of the Partnership’s net income for the period including the loss attributable to the minority interest that exceeded the minority interest equity capital in the Partnership).

Note:  The financial results presented above of AXAS without AXLP for the three months ended December 31, 2008 do not include cash distributions received from the Partnership in the amount of $2.0 million attributable to the fourth quarter of 2008.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATING

FINANCIAL HIGHLIGHTS

(In thousands except per share data):	Twelve Months Ended December 31, 2008
	AXAS without AXLP	AXLP	Consolidating Entries		Consolidated
Financial Results:
Revenues	$16,919	$83,391	$—		$100,310
EBITDA(a)	8,697	48,872	—		57,569
Cash flow(a)	8,634	39,197	—		47,831
Net income (loss)	(22,576)	(43,327)	13,500	(b)	(52,403)
Net loss per share – basic					$(1.07)
Adjusted net income, excluding certain non-cash items(a)	3,955	15,934	22,933	(c)	42,822
Adjusted net income, excluding certain non-cash items(a), per share – basic					$0.87
Weighted average shares outstanding – basic					49,005

Production:
Crude oil per day (Bopd)	267	1,235	—		1,502
Natural gas per day (Mcfpd)	2,290	15,040	—		17,330
Crude oil equivalent per day (Boepd)	649	3,742	—		4,391
Crude oil equivalent (Mboe)	237	1,370	—		1,607

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$91.59	$79.14	$—		$81.35
Natural gas ($ per Mcf)	8.04	6.97	—		7.11
Crude oil equivalent ($ per Boe)	66.10	54.12	—		55.89

Expenses:
Lease operating ($ per Boe)	$12.33	$10.67	$—		$10.91
Production taxes (% of oil and gas revenue)	7.2%	9.6%	—		9.2%
General and administrative, excluding stock-based compensation ($ per Boe)	13.93	1.76	—		3.56
Cash interest (income) ($ per Boe)	0.27	7.06	—		6.06
Depreciation, depletion and amortization ($ per Boe)	14.24	14.65	—		14.53

(a)	See reconciliation of non-GAAP financial measures below.
(b)	Minority interest (53% of the Partnership’s net loss for the period).
(c)	Minority interest (53% of the Partnership’s net income for the period including the loss attributable to the minority interest that exceeded the minority interest equity capital in the Partnership).

Note:  The financial results presented above of AXAS without AXLP for the twelve months ended December 31, 2008 do not include cash distributions received from the Partnership in the amount of $8.9 million attributable to 2008.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATING

BALANCE SHEET DATA

(In thousands)	December 31, 2008
	AXAS without AXLP	AXLP	Consolidating Entries		Consolidated

Cash	$—	$1,924	$—		$1,924
Working capital (a)	(11,271)	5,573	—		(5,698)
Property and equipment – net	41,291	119,017	—		160,308
Total assets	65,731	169,240	(23,132)	(b)	211,839

Long-term debt	5,235	125,600	—		130,835
Stockholders’ equity (deficit)	36,132	(12,492)	(18,982)	(b)	4,658
Common shares outstanding					49,622

(a)
Excludes current maturities of long-term debt, including $40.0 million of debt outstanding under the Partnership’s Subordinated Credit
Facility due July 1, 2009, and current derivative assets and liabilities.

(b)	Includes the minority interest share of basis in the Partnership and a portion of the losses attributable to the minority interest that exceed the minority interest equity capital in the Partnership.

ABRAXAS PETROLEUM CORPORATION
         CONSOLIDATED

           STATEMENTS OF OPERATIONS

(In thousands except per share data)	Year Ended December 31,
	2008	2007	2006

Revenues:
Oil and gas production revenues	$99,084	$46,906	$49,448
Rig revenues	1,210	1,396	1,613
Other	16	7	16
	100,310	48,309	51,077
Operating costs and expenses:
Lease operating	17,536	7,427	7,291
Production taxes	9,099	3,827	4,485
Depreciation, depletion, and amortization	23,343	14,292	14,939
Ceiling-test impairment	116,366	—	—
Rig operations	856	801	819
General and administrative (including stock-based compensation of $1,404, $996, $998)	7,127	6,438	5,160
	174,327	32,785	32,694
Operating income (loss)	(74,017)	15,524	18,383

Other (income) expense:
Interest income	(187)	(408)	(29)
Interest expense	10,496	8,392	16,767
Amortization of deferred financing fees	1,028	671	1,591
Loss (gain) on derivative contracts (unrealized of $(37,860), $6,288, $(81))	(28,333)	4,363	(646)
Loss on debt extinguishment	—	6,455	—
Financing fees	359	—	—
Loss (gain) on sale of assets	7,386	(59,439)	—
Other	1,137	347	—
	(8,114)	(39,619)	17,683
Income (loss) before income tax and minority interest	(65,903)	55,143	700
Income tax expense	—	(283)	—
Income (loss) before minority interest	(65,903)	54,860	700
Minority interest (a)	13,500	1,842	—
Net income (loss)	$(52,403)	$56,702	$700

Net income (loss) per common share - basic	$(1.07)	$1.22	$0.02
Net income (loss) per common share - diluted	$(1.07)	$1.19	$0.02

Weighted average shares outstanding:
Basic	49,005	46,337	42,579
Diluted	49,005	47,593	43,862

(a)
Includes the minority interest share (53%) of the net loss of the Partnership but excludes any losses attributable to the minority interest that exceed the minority interest equity capital in the Partnership.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATING

STATEMENTS OF OPERATIONS

(In thousands except per share data)
	AXAS without AXLP	AXLP	Consolidating Entries	Consolidated
Revenues:
Oil and gas production revenues	$15,693	$83,391	$—	$99,084
Rig revenues	1,210	—	—	1,210
Other	16	—	—	16
	16,919	83,391	—	100,310
Operating costs and expenses:
Lease operating	2,928	14,608	—	17,536
Production taxes	1,130	7,969	—	9,099
Depreciation, depletion, and amortization	3,380	20,063	(100)	23,343
Ceiling-test impairment	19,145	97,121	100	116,366
Rig operations	856	—	—	856
General and administrative (including stock-based compensation of $1,162 and $242)	4,470	2,657	—	7,127
	31,909	142,418	—	174,327
Operating loss	(14,990)	(59,027)	—	(74,017)

Other (income) expense:
Interest income	(165)	(22)	—	(187)
Interest expense	293	10,203	—	10,496
Amortization of deferred financing fees	40	988	—	1,028
Loss (gain) on derivative contracts (unrealized of $0 and $(37,860))	—	(28,333)	—	(28,333)
Financing fees	—	359	—	359
Loss (gain) on sale of assets	7,386	—	—	7,386
Other	32	1,105	—	1,137
	7,586	(15,700)	—	(8,114)
Loss before minority interest	(22,576)	(43,327)	—	(65,903)
Minority interest (a)	—	—	13,500	13,500
Net income (loss)	$(22,576)	$(43,327)	$13,500	$(52,403)

Net loss per common share – basic				$(1.07)
Net loss per common share – diluted				$(1.07)

Weighted average shares outstanding:
Basic				49,005
Diluted				49,005

(a)
Includes the minority interest share (53%) of the net loss of the Partnership but excludes the losses attributable to the minority interest that exceed the minority interest equity capital in the Partnership.

Note:  The financial results presented above of AXAS without AXLP for the twelve months ended December 31, 2008 do not include cash distributions received from the Partnership in the amount of $8.9 million attributable to 2008.

ABRAXAS PETROLEUM CORPORATION

           RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements.  Cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity.  As cash flow and EBITDA exclude some, but not all items that affect net income and may vary among companies, the cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies.  Management believes that operating income calculated in accordance with GAAP is the most directly comparable measure to cash flow and EBITDA; therefore, operating income is utilized as the starting point for these reconciliations.

Cash flow is defined as operating income (loss) plus depletion, depreciation and amortization expenses, non-cash expenses and impairments, cash portion of other income (expense) and cash interest. The following table provides a reconciliation of cash flow to operating income for the periods presented.

	CONSOLIDATED

(In thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007

Operating income (loss)	$(116,990)	$3,280	$(74,017)	$15,524
Depreciation, depletion and amortization	6,439	3,424	23,343	14,292
Ceiling-test impairment	116,366	—	116,366	—
Stock-based compensation	108	248	1,404	996
Realized gain (loss) on derivative contracts	4,060	478	(9,527)	1,925
Cash interest	(2,481)	(541)	(9,738)	(7,857)
Cash flow	$7,502	$6,889	$47,831	$24,880

	CONSOLIDATING

(In thousands)	Three Months Ended December 31, 2008
	AXAS without AXLP	AXLP	Consolidating Entries	Consolidated

Operating loss	$(20,017)	$(96,973)	$—	$(116,990)
Depreciation, depletion and amortization	1,012	5,527	(100)	6,439
Ceiling-test impairment	19,145	97,121	100	116,366
Stock-based compensation	238	(130)	—	108
Realized gain (loss) on derivative contracts	—	4,060	—	4,060
Cash interest	(81)	(2,400)	—	(2,481)
Cash flow	$297	$7,205	$—	$7,502

(In thousands)	Twelve Months Ended December 31, 2008
	AXAS without AXLP	AXLP	Consolidating Entries	Consolidated

Operating loss	$(14,990)	$(59,027)	$—	$(74,017)
Depreciation, depletion and amortization	3,380	20,063	(100)	23,343
Ceiling-test impairment	19,145	97,121	100	116,366
Stock-based compensation	1,162	242	—	1,404
Realized gain (loss) on derivative contracts	—	(9,527)	—	(9,527)
Cash interest	(63)	(9,675)	—	(9,738)
Cash flow	$8,634	$39,197	$—	$47,831

EBITDA is defined as net income (loss) plus interest expense, depletion, depreciation and amortization expenses, deferred income taxes and other non-cash items.  The following table provides a reconciliation of EBITDA to operating income for the periods presented – see consolidated statements of operations for a reconciliation of net income (loss) to operating income.

	CONSOLIDATED

(In thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007

Operating income (loss)	$(116,990)	$3,280	$(74,017)	$15,524
Depreciation, depletion and amortization	6,439	3,424	23,343	14,292
Ceiling-test impairment	116,366	—	116,366	—
Stock-based compensation	108	248	1,404	996
Realized gain (loss) on derivative contracts	4,060	478	(9,527)	1,925
EBITDA	$9,983	$7,430	$57,569	$32,737

	CONSOLIDATING

(In thousands)	Three Months Ended December 31, 2008
	AXAS without AXLP	AXLP	Consolidating Entries	Consolidated

Operating loss	$(20,017)	$(96,973)	$—	$(116,990)
Depreciation, depletion and amortization	1,012	5,527	(100)	6,439
Ceiling-test impairment	19,145	97,121	100	116,366
Stock-based compensation	238	(130)	—	108
Realized gain (loss) on derivative contracts	—	4,060	—	4,060
EBITDA	$378	$9,605	$—	$9,983

(In thousands)	Twelve Months Ended December 31, 2008
	AXAS without AXLP	AXLP	Consolidating Entries	Consolidated

Operating loss	$(14,990)	$(59,027)	$—	$(74,017)
Depreciation, depletion and amortization	3,380	20,063	(100)	23,343
Ceiling-test impairment	19,145	97,121	100	116,366
Stock-based compensation	1,162	242	—	1,404
Realized gain (loss) on derivative contracts	—	(9,527)	—	(9,527)
EBITDA	$8,697	$48,872	$—	$57,569

 This release also includes a discussion of “adjusted net income (loss), excluding certain non-cash items”, which is a non-GAAP financial measure as defined under SEC rules.  The following table provides a reconciliation of adjusted net income (loss), excluding non-cash change in derivative fair value, loss associated with minority interest, gain on sale of assets and loss on ceiling-test impairment, to net income (loss) for the periods presented.  Management believes that net income (loss) calculated in accordance with GAAP is the most directly comparable measure to adjusted net income (loss), excluding certain non-cash items.

	CONSOLIDATED

(In thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007

Net income (loss)	$(56,479)	$(2,793)	$(52,403)	$56,702
Loss associated with minority interest (a)	9,333	—	9,333	—
Loss (gain) on unrealized derivative contracts (b)	(54,610)	8,794	(37,860)	6,288
Loss (gain) on sale of assets (c)	7,386	(104)	7,386	(59,439)
Loss on ceiling-test impairment (d)	116,366	—	116,366	—
Adjusted net income, excluding certain non-cash items	$21,996	$5,897	$42,822	$3,551
Net income (loss) per share – basic	(1.15)	(0.06)	(1.07)	1.22
Adjusted net income, excluding certain non-cash items, per share – basic	$0.45	$0.12	$0.87	$0.08

(a)	Loss attributable to the minority interest that exceeded the minority interest equity capital in the Partnership.
(b)	Unrealized loss (gain) on derivative contracts for the period.
(c)	Loss (gain) on sale of assets sold to the Partnership in May-07.
(d)	Loss attributable to the ceiling-test impairment.

	CONSOLIDATING

(In thousands)	Three Months Ended December 31, 2008
	AXAS without AXLP	AXLP	Consolidating Entries		Consolidated

Net income (loss)	$(27,507)	$(41,516)	$12,544	(a)	$(56,479)
Loss associated with minority interest	—	—	9,333	(b)	9,333
Loss (gain) on unrealized derivative contracts	—	(54,610)	—		(54,610)
Loss (gain) on sale of assets	7,386	—	—		7,386
Loss on ceiling-test impairment	19,145	97,121	100	(c)	116,366
Adjusted net income (loss), excluding certain non-cash items	$(976)	$995	$21,977		$21,996
Net loss per share – basic					$(1.15)
Adjusted net income, excluding certain non- cash items, per share – basic					$0.45

(In thousands)	Twelve Months Ended December 31, 2008
	AXAS without AXLP	AXLP	Consolidating Entries		Consolidated

Net income (loss)	$(22,576)	$(43,327)	$13,500	(a)	$(52,403)
Loss associated with minority interest	—	—	9,333	(b)	9,333
Loss (gain) on unrealized derivative contracts	—	(37,860)	—		(37,860)
Loss (gain) on sale of assets	7,386	—	—		7,386
Loss on ceiling-test impairment	19,145	97,121	100	(c)	116,366
Adjusted net income, excluding certain non- cash items	$3,955	$15,934	$22,933		$42,822
Net loss per share – basic					$(1.07)
Adjusted net income, excluding certain non- cash items, per share – basic					$0.87

(a)	Minority interest (53% of the Partnership’s net loss for the period).
(b)	Loss attributable to the minority interest that exceeded the minority interest equity capital in the Partnership.
(c)	Difference in depreciation, depletion and amortization when calculated separately by entity and as a consolidated entity.